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                                                                    Exhibit 10.1

STATE OF NORTH CAROLINA

COUNTY OF HENDERSON
                                                             EMPLOYMENT CONTRACT


          THIS AGREEMENT is made and entered into this   26th   day of June,
                                                       --------
1997 (the "Effective Date"), between MountainBank, a bank organized under North Carolina law ("Employer") and J. W. Davis ("Employee");

          WHEREAS, Employer has been formed in Hendersonville, Henderson County, North Carolina; and

          WHEREAS, Employee has agreed to become President and Chief Executive Officer of said bank; and

          WHEREAS, Employer wishes to provide for the terms and conditions of Employee's employment;

          NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements set forth herein, the parties hereby agree as follows:

     1.   Relationship Established and Duties.
          -----------------------------------

          (a) Duties.  Employer hereby employs Employee as the President and
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Chief Executive Officer of Employer, and to hold the title of President and
Chief Executive Officer. Subject to the terms and conditions hereof, Employee will perform such duties and exercise such authority as are customarily performed and exercised by persons holding such office, together with such other duties and responsibilities as shall be assigned to him from time to time by the Board of Directors, all subject to the general direction of the Board of Directors of Employer, exercised in good faith in accordance with standards of reasonable judgment.

          (b) Election as a Director.  During the term of this Agreement,
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Employee shall be nominated for election and shall serve as a member of
Employer's Board of Directors and as a member of its Executive Committee, subject to the terms hereof; provided, however, that Employee's service as a director shall be subject to (i) election by Employer's shareholders in accordance with its bylaws and applicable law, and to (ii) Employee's continued satisfaction of qualification requirements applicable to service as a director of FDIC-insured, North Carolina banks and to his continued acceptability to Employer's banking regulators.

          (c) Standards of Performance and Conduct.  Employee accepts such
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employment and agrees to (i) faithfully and diligently discharge his obligations under this Agreement and promote Employer, its business and its business development activities in its market areas, (ii) perform the duties associated with his position with Employer or assigned to him by the Board of Directors in a manner that is competent and reasonably satisfactory to Employer's Board of Directors, and (iii) to use his best efforts to implement Employer's business policies and procedures currently in effect or as are established from time to time by the Board of Directors. Employee shall devote his full time, attention, and efforts to the diligent performance of his duties herein specified and as
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an officer and director of Employer and will not accept employment with any other individual, corporation, partnership, governmental authority or other entity, or engage in any other venture for profit which Employer may consider to be in conflict with his or its best interest or to be in competition with the Employer's business, or which may interfere in any way with the Employee's performance of his duties hereunder.

          Employee, in the execution of his duties under this Agreement, shall comply in all material respects with personnel policies or any code of conduct adopted by the Board of Directors and generally applicable to Employer's officers and employees as the same shall be in effect, amended or supplemented from time to time, and with all applicable federal and state statutes applicable to Employer and all rules, regulations, administrative orders, statements of policy and other pronouncements or standards promulgated thereunder.

     2.   Term of Employment.  Employment shall commence upon the Effective Eate
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of this Agreement.  The term of this Agreement shall continue until the date three (3) consecutive years from the Effective Date hereof or, if earlier, until the first to occur of the following conditions:

               (i)    the death of Employee;

               (ii) the complete disability of Employee. "Complete disability" as used herein shall mean the inability of Employee, due to illness, accident, or any other physical or mental incapacity, to perform the services provided for hereunder for an aggregate of sixty (60) days within any period of one hundred twenty (120) consecutive days during the term hereof;

               (iii) the discharge of Employee by Employer for "Cause" which, as used herein, shall mean (A) such negligence or misconduct as shall constitute, as a matter of law, a breach of the covenants and obligations of Employee hereunder, (B) failure or refusal of Employee to comply with or discharge his duties and obligations under this Agreement, (C) Employee being convicted of a crime involving dishonesty, breach of trust or moral turpitude, or the occurrence of any event described in Section 19 of the Federal Deposit Insurance Act or any other event or circumstance which disqualifies Employee from serving as an employee or executive officer of, or a party affiliated with, Employer; (D) if Employee is removed, suspended or prohibited from participating in the conduct of Employer's affairs (or if proceedings for that purpose are commenced), by any banking regulatory authority; or (E) the exclusion of Employee by the carrier or underwriter from coverage under Employer's then current "blanket bond" or other fidelity bond or insurance policy covering its directors, officers or employees, or the occurrence of any event which Employer believes, in good faith, will result in Employee being excluded from such coverage, or having coverage limited as to Employee as compared to other covered officers or employees, pursuant to the terms and conditions of such "blanket bond" or other fidelity bond or insurance policy.

          Termination of Employee's employment shall constitute a tender by Employee of his resignation as an officer and director of Employer.

     3.   Compensation.  For all services which Employee may render to Employer
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during the term hereof, Employer shall pay to Employee, subject to deductions as may be required by law:

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          (a) Base Salary.  An annual salary of $108,000.00 payable in equal
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monthly installments and subject to such deductions as may be required by law.
The Employer's Board of Directors shall review the Employee's base salary at least annually and, in its sole discretion and for any reason satisfactory to it, the Board of Directors may increase or decrease Employee's base salary on each anniversary of the Effective Date of this Agreement; provided, however, that on any such anniversary date the Board of Directors may not decrease Employee's base salary by more than 10% of Employee's previous annual salary rate.

          (b) Performance Bonuses.  Following the end of each of Employer's
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fiscal years during the term of this Agreement, the Employee shall be eligible to receive a cash bonus equaling five percent (5%) of Employer's net pre-tax income for the just-ended fiscal year (determined in accordance with generally accepted accounting principles) if Employer achieves certain performance levels established by the Board of Directors from time to time.

     4.   Other Benefits.  During the term of his employment hereunder, Employer
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shall furnish to Employee (i) use of an automobile (value not to exceed
$30,000.00), provided that Employer's lease costs and related vehicle insurance expenses shall not exceed a total of $500.00 per month; (ii) a term life insurance policy providing for death benefits of $500,000.00, and having a beneficiary designated by Employee, at a cost not to exceed $900.00 per year;
(iii) group health and hospital insurance covering Employee and his family; (iv) long term disability insurance with benefits of at least $75,000.00 per year, at a cost not to exceed $3,100.00 per year; (v) retirement and other benefits plan generally applicable to senior executives of the Employer; (vi) initiation fee and monthly dues for membership in Hendersonville County Club, not to exceed $1,500.00 and $50.00 respectively, and the Rotary Club dues; and (vii) normal director's fees.

     5.   Stock Incentive Plan.  The Employer shall participate in and be
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eligible for the grant of stock options, restricted stock awards, or other awards provided for under any stock option plan, long-term incentive program or any similar plan adopted by the Employer from time to time. Upon approval by the Commissioner of Banks and adoption of a stock option plan by the Employer's shareholders, the Employer shall grant the Employee an option to purchase 3.3333% of the original number of shares of common stock issued by Employer in connection with its organization at a price per share equal to the fair market value of a share of such stock on the date the option is granted to Employee. The award agreement for the stock option shall provide vestiture of one-fifth (1/5) of the shares at the end of each fiscal year over a five (5) year period. To be eligible for these stock incentives, the Employee must be employed by the Employer at the end of each fiscal year, and the Employer must have met the following performance goals:

               (i) met or exceeded 100% of the performance projections for each respective year as contained in the Employer's charter application filed with the North Carolina State Banking Commission in connection with its organization; and,

               (ii) the Employer's regulatory examination overall rating on its most recent regular examination by the FDIC or the Commissioner of Bank is satisfactory or better;

provided, however, that if the Employer does not meet the performance criteria for any year, the shares subject to the option for such year may vest on the following fiscal year, in the sole discretion

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of the Employer if the Employer meets or exceeds the performance criteria for such year in the following year.

          In the event of a change of control of Employer prior to the expiration of three (3) years from the Effective Date of this Agreement and before the final vesting date of any such incentive award, and provided that at that time the Employee is still employed by Employer, then all previously granted stock incentive awards contemplated above not already vested shall be deemed to become fully vested immediately prior to the date of such change in control in the same manner as if such had been earned by the Employee.

     6.   Expenses.  Upon presentment to Employer of expense reports in
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sufficiently detailed form to comply with standards for deductibility of business expenses established from time to time by the Internal Revenue Service, Employer will reimburse Employee for all reasonable business expenses incurred by Employee in connection with performance of his duties hereunder. Such expenses will be reviewed and approved by the Personnel Committee on a monthly basis. Reasonable moving and related travel expenses are acceptable.

     7.   Post Termination Covenants.
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          (a)  General.  Employee hereby acknowledges and agrees that (i)
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Employer has made a significant investment in the development of its business in the geographic area identified below as the "Relevant Market" and has acquired a valuable economic interest which it is entitled to protect; (ii) in the course of his service as an officer and employee of Employer, he will gain substantial knowledge of and familiarity with Employer's customers and its dealings with them, and other information concerning Employer's business, all of which constitute valuable assets and privileged information; and, (iii) in order to protect Employer's interest in its business, it is reasonable and necessary to place certain restrictions on Employee's ability to compete against Employer and on his disclosure of information about Employer's business and customers. For that purpose, and in consideration of Employer's agreements contained herein, Employee covenants and agrees as provided below.

          (b)  Covenant Not to Compete.  During a period commencing on the date
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of this Agreement and ending on the date one (1) year following the effective date of any termination (for any reason, and whether by Employer or Employee) of Employee's employment with Employer (the "Restriction Period"), Employee will not "Compete" (as defined below), directly or indirectly, with Employer in the geographic area consisting of Henderson County, North Carolina, and any counties contiguous thereto (the "Relevant Market"). Employee acknowledges and agrees that the Relevant Market and Restriction Period are limited in scope to the geographic territory and period of time reasonably necessary to protect Employer's economic interest.

                 For the purposes of this Paragraph 7, the following terms shall have the meanings set forth below:

                 Compete. The term "Compete" means: (i) soliciting or securing deposits from any Person residing in the Relevant Market for any Financial Institution; (ii) soliciting any Person residing in the Relevant Market to become a borrower from any Financial Institution, or assisting

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(other than through the performance of ministerial or clerical duties) any
Financial Institution in making loans to any such Person; (iii) soliciting any Person residing in the Relevant Market to obtain any other service or product from any Financial Institution, (iv) inducing or attempting to induce any Person who was a Customer of Employer on the date of termination of Employee's employment with Employer to change any depository, loan and/or other banking relationship of the Customer from Employer to another Financial Institution; (v) acting as a consultant, officer, director, independent contractor, or employee of any Financial Institution that has its main or principal office in the Relevant Market, or, in acting in any such capacity with any other Financial Institution, to maintain an office or be employed at or assigned to or to have any direct involvement in the management, supervision, business or operation of any office of such Financial Institution located in the Relevant Market; or (vi) communicating to any Financial Institution the names or addresses or any financial information concerning any Person who was a Customer of Employer at the date of termination of this Agreement or Employee's employment with Employer for any reason.

                 Customer. The term "Customer of Employer" means any Person with whom Employer has or has had a depository or loan relationship and/or to whom Employer has provided any other service or product.

                 Financial Institution. The term "Financial Institution" means
(i) any federal or state chartered bank, savings bank, savings and loan association or credit union, (ii) any holding company for or corporation that owns or controls any such entity, (iii) any subsidiary or service corporation of any such entity or holding company, or any entity controlled in any way by any such entity or holding company, or (iv) any other Person engaged in the business of making loans of any type, soliciting deposits, or providing any other service or product that is provided by Employer.

                 Person. The term "Person" means any natural person or any corporation, partnership, proprietorship, joint venture, limited liability company, trust, estate, governmental agency or instrumentality, fiduciary, unincorporated association or other entity.

          (c)  Confidentiality Covenant.  Employee covenants and agrees that any
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and all data, figures, projections, estimates, lists, files, records, documents, manuals or other such materials or information (whether financial or otherwise, and including any files, data or information maintained electronically, on microfiche or otherwise) relating to Employer and its lending and deposit operations and related businesses, regulatory examinations, financing sources, financial results and condition, Customers (including lists of Customers and former customers and information regarding their accounts and business dealings with Employer), prospective customers, contemplated acquisitions (whether of business or assets), ideas, methods, marketing investigations, surveys, research, policies and procedures, computer systems and software, shareholders, employees, officers and directors (herein referred to as "Confidential Information") are confidential and proprietary to Employer and are valuable, special and unique assets of Employer's business which are not directly reproducible from any other source and to which Employee will have access during his employment with Employer. Employee agrees that (i) all such Confidential Information shall be considered and kept as the confidential, private and privileged records and information of Employer, and (ii) during the Term of Employment and at all times following the termination of this Agreement or his employment for any reason, and except as shall be required in the course of the performance by Employee of his duties on behalf of Employer or otherwise pursuant to the direct, written

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authorization of Employer, Employee will not: divulge any such Confidential
Information to any other Person; remove any such Confidential Information in written or other recorded form from Employer's premises; or make any use of any Confidential Information for his own purposes or for the benefit of any Person other than Employer. However, following the termination of Employee's employment with Employer, this Paragraph 7(c) shall not apply to any Confidential Information which then is in the public domain (provided that Employee was not responsible, directly or indirectly, for permitting such Confidential Information to enter the public domain without Employer's consent), or which is obtained by Employee from a third party which or who is not obligated under an agreement of confidentiality with respect to such information and who did not acquire such Confidential Information in a manner which constituted a violation of the covenants contained in this Paragraph 7(c) or which otherwise breached any duty of confidentiality.

          (d) Reasonableness of Restrictions.  If any of the restrictions set
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forth in this Paragraph 7 shall be declared invalid for any reason whatsoever by a court of competent jurisdiction, the validity and enforceability of the remainder of such restrictions shall not thereby be adversely affected.
Employee acknowledges that Employer has a legitimate economic interest in the Relevant Market which this Paragraph 7 specifically is intended to protect, and that the foregoing geographic and time limitations are reasonable and proper.
In the event the Restriction Period or any other such time limitation is deemed to be unreasonable by a court of competent jurisdiction, Employee hereby agrees to submit to the reduction of such period as the court shall deem reasonable.
In the event the Relevant Market is deemed by a court of competent jurisdiction to be unreasonable, Employee hereby agrees that the Relevant Market shall be reduced by excluding any separately identifiable and geographically severable area necessary to make the remaining geographic restriction reasonable, but this Paragraph 7 shall be enforced as to all other areas included in the Relevant Market which are not so excluded.

          (e)  Remedies for Breach.  Employee understands and acknowledges that
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a breach or violation by him of any of the covenants contained in Paragraphs
7(b) and 7(c) shall be deemed a material breach of this Agreement and will cause substantial, immediate and irreparable injury to Employer, and that Employer will have no adequate remedy at law for such breach or violation. In the event of Employee's actual or threatened breach or violation of the covenant contained in either such Paragraph, Employer shall be entitled to bring a civil action seeking, and shall be entitled to, an injunction restraining Employee from violating or continuing to violate such covenant or from any threatened violation thereof, or for any other legal or equitable relief relating to the breach or violation of such covenant. Employee agrees that, if Employer institutes any action or proceeding against Employee seeking to enforce any of such covenants or to recover other relief relating to an actual or threatened breach or violation of any of such covenants, Employee shall be deemed to have waived the claim or defense that Employer has an adequate remedy at law and shall not urge in any such action or proceeding the claim or defense that such a remedy at law exists. However, the exercise by Employer of any such right, remedy, power or privilege shall not preclude Employer or its successors or assigns from pursuing any other remedy or exercising any other right, power or privilege available to it for any such breach or violation, whether at law or in equity, including the recovery of damages, all of which shall be cumulative and in addition to all other rights, remedies, powers or privileges of Employer.

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                    Notwithstanding anything contained herein to the contrary,
Employee agrees that the provisions of Paragraph 7(c) above and the remedies provided in this Paragraph 7(e) for a breach by Employee shall be in addition to, and shall not be deemed to supersede or to otherwise restrict, limit or impair the rights of Employer under any state or federal law or regulation dealing with or providing a remedy for the wrongful disclosure, misuse or misappropriation of trade secrets or other proprietary or confidential information.

          (f)  Survival of Covenants.  Employee's covenants and agreements and
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Employer's rights and remedies provided for in this Paragraph 7 shall survive and remain fully in effect following any actual termination of Employee's employment with Employer or the other termination of this Agreement.

     8.   Additional Regulatory Requirements.  Notwithstanding anything
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contained in this Agreement to the contrary, it is understood and agreed that
Employer (or any of its successors in interest) shall not be required to make any payment or take any action under this Agreement if:

          (a) Employer is declared by any bank regulatory authority to be insolvent, in default or operating in an unsafe or unsound manner; or,

          (b) in the opinion of counsel to Employer such payment or action (i) would be prohibited by or would violate any provision of state or federal law applicable to Employer, including without limitation the Federal Deposit Insurance Act as now in effect or hereafter amended, (ii) would be prohibited by or would violate any applicable rules, regulations, orders or statements of policy, whether now existing or hereafter promulgated, of any bank regulatory authority, or (iii) otherwise would be prohibited by any bank regulatory authority.

     8.   Waiver of Provisions.  Failure of any of the parties to insist, in one
          --------------------
or more instances, on performance by the others in strict accordance with the terms and conditions of this Agreement shall not be deemed a waiver or relinquishment of any right granted hereunder or of the future performance of any such term or condition or of any other term or condition of this Agreement, unless such waiver is contained in writing signed by or on behalf of all the parties.

     9.   Governing Law.  This Agreement shall be governed by and construed and
          -------------
enforced in accordance with the laws of the State of North Carolina. If for any reason any provision of this Agreement shall be held by a court of competent jurisdiction to be void or unenforceable, the same shall not affect the remaining provisions thereof.

     10.  Modification and Amendment.  This Agreement contains the sole and
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entire agreement among the parties hereto and supersedes all prior discussions and agreements among the parties, and any such prior agreements shall, from and after the date hereof, be null and void. This Agreement shall not be modified or amended except by an instrument in writing signed by or on behalf of the parties hereto.

     11.  Counterparts and Headings.  This Agreement may be executed
          -------------------------
simultaneously in any number of counterparts, each of which shall be deemed an original but all of which shall

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constitute one and the same instrument. The headings set out herein are for convenience of reference and shall not be deemed a part of this Agreement.

     12.  Contract Nonassignable.  This Agreement may not be assigned or
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transferred by Employee, in whole or in part.

          This Agreement shall inure to the benefit of and be binding upon any corporate or other successor of Employer which shall acquire, directly or indirectly, by conversion, merger, consolidation, purchase or otherwise, all or substantially all of the assets of Employer.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement under seal as of the date first above.


                                        EMPLOYEE:



                                        /s/ J. W. Davis
                                        -----------------------------------
                                        J. W. Davis


                                        EMPLOYER:

                                        MOUNTAINBANK


                                        By: /s/ Boyd L. Hyder
                                           --------------------------------
ATTEST:                                 Title: Chairman
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/s/ Wm Wilkerson
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Secretary

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